      As filed with the Securities and Exchange Commission on July 2, 2002

                                                       Registration No. 333-
================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  ------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  ------------

                            SKYWORKS SOLUTIONS, INC.
             (Exact name of registrant as specified in its charter)

                                  ------------

            DELAWARE                                             04-2302115
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                                 20 SYLVAN ROAD
                                WOBURN, MA 01801
               (Address of Principal Executive Offices) (Zip code)

                   WASHINGTON SUB, INC. 2002 STOCK OPTION PLAN
                            (Full title of the plan)

                                  ------------

                                 DANIEL YANNUZZI
                       VICE PRESIDENT AND GENERAL COUNSEL
                            SKYWORKS SOLUTIONS, INC.
                               4311 JAMBOREE ROAD
                             NEWPORT BEACH, CA 92660
                     (Name and address of agent for service)

                                 (949) 231-3200
          (Telephone number, including area code, of agent for service)


                                  ------------

                         CALCULATION OF REGISTRATION FEE

================================================================================================================================
                                                              PROPOSED MAXIMUM        PROPOSED MAXIMUM      AMOUNT OF
TITLE OF SECURITIES                           AMOUNT TO BE    OFFERING PRICE          AGGREGATE OFFERING    REGISTRATION FEE
TO BE REGISTERED                              REGISTERED (1)  PER SHARE (2)           PRICE(2)
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.25 per share.....     4,356,486       $21.39                  93,185,235.54         8,573.04
================================================================================================================================

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement covers, in addition to the number of shares of Common Stock of the Registrant shown in the table above, an indeterminate number of shares that may be subject to grant or otherwise issuable after the operation of the provisions of the Washington Sub, Inc. 2002 Stock Opton Plan governing the adjustment of the number of shares subject to the Washington Sub, Inc. 2002 Stock Option Plan.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to paragraph (h) of Rule 457 under the Securities Act on the basis of the weighted average exercise price of options to acquire the registrant's common stock.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended March 31, 2002 filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

     (b) Current Report on Form 8-K filed with the Securities and Exchange Commission on May 2, 2002;

     (c) Current Report on Form 8-K filed with the Securities and Exchange Commission on June 28, 2002;

     (d) all other reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant's Annual Report referred to in (a) above; and

     (e) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement File No. 0-24357 on Form 8-A filed under the Exchange Act with the Securities and Exchange Commission.

     All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES

     Not Applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     The validity of the shares of common stock offered hereby will be passed upon for the Registrant by Daniel N. Yannuzzi, Vice President and General Counsel of the Registrant. As of July 1, 2002, Mr. Yannuzzi beneficially owned 77,543 shares of the Registrant's common stock, including 77,145 shares subject to options.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Article Seventh of the Registrant's Restated Certificate of Incorporation, as amended, eliminates the personal liability of directors to the Registrant or its stockholders for monetary damages for breaches of their fiduciary duty (subject to certain exceptions, such as breaches of the duty of loyalty to the Registrant or its stockholders).

     The Registrant's Second Amended and Restated By-laws include provisions for mandatory indemnification of its directors, officers, employees or agents provided certain conditions are met. Section 145 of the General Corporation Law of the State of Delaware authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, as determined in accordance with the Delaware General Corporation Law. Section 145 further provides that indemnification shall be provided if the party in question is successful on the merits or otherwise.

     The effect of these provisions would be to permit such indemnification by the Registrant for liabilities arising under the Securities Act of 1933, as amended, to the extent permitted under such act.

     The Registrant has directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

     Not Applicable.

ITEM 8.  EXHIBITS

     Exhibits identified with an asterisk below are on file with the Securities and Exchange Commission and are incorporated herein by reference to such previous filings.

EXHIBIT NUMBER      EXHIBIT
--------------      -------

    5 Opinion of Daniel N. Yannuzzi, Vice President and General Counsel of the Registrant, regarding the legality of the securities being registered

   23.1             Consent of KPMG LLP, Independent Auditors

   23.2 Consent of Daniel N. Yannuzzi, Vice President and General Counsel of the Registrant, included in the opinion regarding legality filed as Exhibit 5

   24 Power of Attorney (included on the signature page of this Registration Statement).

ITEM 9.  UNDERTAKINGS

(a) Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decreases in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) (ss. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Woburn, Commonwealth of Massachusetts, on the 2nd day of July, 2002.


                                  SKYWORKS SOLUTIONS, INC.


                                  By: /s/  David J. Aldrich
                                     -------------------------------------------
                                     David J. Aldrich
                                     President and Chief Executive Officer


                        POWER OF ATTORNEY AND SIGNATURES

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Aldrich and Daniel N. Yannuzzi, his true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign the registration statement on Form S-8 to be filed in connection with the offerings of shares of Common Stock of Skyworks Solutions, Inc. and any and all amendments (including post-effective amendments) to this registration statement, and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney-in-fact or his substitutes, each acting alone, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act, this Registration Statement and Power of Attorney has been signed below by the following persons in the capacities indicated on this 2nd day of July, 2002.

                   SIGNATURE                                       TITLE
                   ---------                                       -----

         /s/  David J. Aldrich                  President, Chief Executive Officer and Director
         ---------------------------                     (Principal Executive Officer)
         David J. Aldrich


         /s/ Paul E. Vincent                  Vice President, Chief Financial Officer and Treasurer
         ---------------------------                (Principal Financial and Accounting Officer)
         Paul E. Vincent


                                                         Chairman of the Board of Directors
         ---------------------------
         Dwight W. Decker


         /s/ Donald R. Beall                                           Director
         ---------------------------
         Donald R. Beall


         /s/ Moiz M. Beguwala                                          Director
         ---------------------------
         Moiz M. Beguwala


         /s/ Timothy M. Furey                                          Director
         ---------------------------
         Timothy M. Furey


         /s/ Balakrishnan S. Iyer                                      Director
         ---------------------------
         Balakrishnan S. Iyer


                                                                       Director
         ---------------------------
         Thomas C. Leonard


         /s/ David J. Mclachlan                                        Director
         ---------------------------
         David J. McLachlan

                                  EXHIBIT INDEX

EXHIBIT NUMBER      EXHIBIT
--------------      -------

   5 Opinion of Daniel N. Yannuzzi, Vice President and General Counsel of the Registrant, regarding the legality of the securities being registered

  23.1              Consent of KPMG LLP, Independent Auditors

  23.2 Consent of Daniel N. Yannuzzi, Vice President and General Counsel of the Registrant, included in the opinion regarding legality filed as Exhibit 5

  24 Power of Attorney (included on the signature page of this Registration Statement).